EXHIBIT 10.1

LOAN NUMBER:

SBA LOAN NUMBER:

THIS PROMISSORY NOTE IS NOT SUBJECT TO STATE OF FLORIDA DOCUMENTARY STAMP TAX BECAUSE IT IS BEING ISSUE PURSUANT TO A PAYROLL PROTECTION PROGRAM LOAN UNDER TITLE 1 OF THE CORONAVIRUS AID, RELIEF AND ECONOMIC SECURITY ACT. EXECUTIVE ORDER NUMBER 20-95 SUSPENDS THE ASSESSMENT AND COLLECTION OF DOCUMENTARY STAMP TAX IN CONNECTION WITH SUCH LOANS EFFECTIVE APRIL 3, 2020.

THIS BUSINESS LOAN AGREEMENT AND PROMISSORY NOTE (THE “AGREEMENT”), DATED AS OF THE DATE IT IS EXECUTED BY ALL PARTIES (THE “EFFECTIVE DATE”), IS MADE BETWEEN _____________(THE “BORROWER”) AND BANKUNITED, N.A.  (THE “LENDER”) FOR AND IN CONSIDERATION OF THE LOAN AND THE MUTUAL PROMISES AND AGREEMENTS CONTAINED HEREIN.

Lender is making this Loan (as defined below) pursuant to the Paycheck Protection Program (the “PPP”) created by Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act enacted March 27, 2020 (the “CARES Act”) and governed by the CARES Act, section 7(a)(36) of the Small Business Act, any rules or guidance that has been issued by the Small Business Administration (the “SBA”) implementing the PPP, or any other applicable Loan Program Requirements, as defined in 13 CFR § 120.10, as amended from time to time (collectively “PPP Loan Program Requirements”).

Notwithstanding anything to the contrary herein, the Borrower (a) agrees that this Agreement shall be interpreted and construed to be consistent with the PPP Loan Program Requirements and (b) authorizes Lender to unilaterally amend any provision of this Agreement to the extent required to comply with the PPP Loan Program Requirements.

Primary Terms:

Original Principal Amount: $________ (the “Loan”). Borrower promises to pay to Lender in lawful money of the United States of America, the Loan, together with interest from the Effective date until paid in full in accordance with the terms of this Agreement.

This Loan is not revolving. Borrower may not re-borrow any sums previously repaid.

Maturity Date: The Maturity Date will be two (2) years from the Effective Date, at which time, all outstanding amounts owed by Borrower under this Agreement and not otherwise forgiven in accordance with the terms of the PPP, shall be due and payable by Borrower.

Funding of the Proceeds: Borrower authorizes Lender to transfer the Loan proceeds by ACH means provided that Borrower has a deposit account with Lender. In the event that Borrower does not currently have a deposit relationship with Lender, Borrower authorizes Lender to transfer the proceeds by wire transfer to an account held in the name of Borrower and designated by Borrower in connection with this Loan.

Interest Rate: The Interest Rate on this Loan is 1% fixed rate per annum.

Payments and Payment Dates: Borrower will pay this Loan in accordance with the following schedule:

1.

Borrower will not have to make any payments for the first six (6) months following the Effective Date (the “Deferment Period”); however, interest will continue to accrue on the Loan during the Deferment Period.

2.

Borrower’s first payment will be due seven (7) months after the Effective Date (the “Initial Payment Date”) and will continue for all months thereafter through the Maturity Date. Payments will be due on the same day of each month thereafter as the Initial Payment Date or, if any such day is not a business day, on the next succeeding business day (“Payment Dates”). Each monthly payment will be in the amount of $________.

Any Loan balance remaining following forgiveness by the SBA (as described below) will be fully re-amortized over the remaining term of the Loan. The entire principal balance remaining unpaid, along with all accrued and unpaid interest, shall be due and payable on the Maturity Date.

Unless otherwise agreed or required by applicable law, payments will be applied in the following order of priority: (1) interest, (2) principal, (3) late fees, (4) other fees, and (5) reasonable collection costs incurred by the Lender (including reasonable attorney’s fees).

Lender may accept and process any payments marked “paid in full”, “without recourse”, or similar language without losing its rights.

Loan Forgiveness: Borrower may apply to Lender loan forgiveness (the “Loan Forgiveness”) equal to the amount spent during the eight-week period after the Effective Date for: (1) Payroll costs; (2) Interest payments on any mortgage incurred prior to February 15, 2020; (3) Rent on any lease in effect prior to February 15, 2020; and (4) Utility payments for which service began before February 15, 2020. The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs. In the event Borrower has received an EIDL advance, such amount shall be subtracted from the loan forgiveness amount.

Loan Number:

SBA Loan Number:

FORGIVENESS NOT AUTOMATIC: BORROWER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT FORGIVENESS OF THE LOAN IS NOT AUTOMATIC, THAT IT REQUIRES ACTION ON THEIR PART, THAT BORROWER WILL BE RESPONSIBLE UNDER THE LOAN FOR ANY AMOUNTS NOT FORGIVEN, AND THAT THE SBA MAY LIMIT THE TIMEFRAME BY WHICH BORROWER WILL NEED TO ASK FOR FORGIVENESS.

ACH Authorization: Borrower hereby authorizes Lender to debit or otherwise withdraw (via the ACH system, electronic checks, wires or otherwise) such funds and any payments, fees, costs, charges or other amounts Lender is entitled to receive hereunder, directly from the Borrower Account and Borrower shall not revoke or cancel such authorization until such time as all of the Indebtedness of Borrower to Lender has been paid in full. “Borrower Account” means the Borrower’s bank account as designated by Borrower to Lender and as Borrower may change by written notice to Lender.

In the event that Borrower’s financial institution rejects one or more ACH debits, Lender may in its sole discretion terminate automatic ACH debiting of Borrower’s Account. In such event, Borrower shall be responsible to timely deliver to Lender all payments due under this Agreement.

Additional Terms

Prepayments: Borrower may pay all or any portion of the principal amount of the Loan earlier than it is due without penalty. Each such prepayment will reduce the outstanding principal amount of the Loan and prepayments may reduce the total number of payments and/or the amount of the final payment due from Borrower to Lender. Unless otherwise agreed upon by Lender in writing, early payments will not relieve Borrower’s obligation to continue to make payments under the payment schedule.

Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

Electronic Signature and Communications: Borrower agrees to conduct business with Lender electronically and that the federal Electronic Signatures in Global and National Commerce Act applies to the parties’ conduct including this Agreement. Further, Borrower agrees that no certification authority or other verification is necessary to validate Borrower’s actions including electronic signatures and that the lack of such certification or third party verification will not in any way affect the enforceability of Borrower’s actions including signature or any resulting contract between Borrower and Lender. Borrower agrees to allow Lender to deliver disclosures, notices, documents and information electronically to Borrower. Borrower acknowledges that many electronic communications sent and received over the Internet can and are intercepted by unauthorized recipients, beyond the control of Lender. By authorizing the delivery of disclosures, notices, documents and other information electronically, Borrower understands and agrees that, to the extent permitted by applicable law, Lender will not be liable for any damages incident to the unauthorized receipt of electronic communications sent by Lender or received from Borrower.

Indemnification: Borrower shall indemnify, defend and hold Lender, its parents, subsidiaries, affiliates and their respective directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless of and from any claim brought or threatened against any Indemnitee by any person, including, without limitation, Borrower (as well as from attorneys’ fees and expenses in connection therewith) on account of Lender’s relationship with Borrower of the obligations under this Agreement (each of which may be defended, compromised, settled or pursued by Lender with counsel of Lender’s election, but at the expense of Borrower), except for any claim that is adjudicated in a final decision not subject to further appeal to have been caused by the gross negligence or willful misconduct of Lender. This indemnification shall survive payment of the obligations under this Agreement and/or any termination, release or discharge executed by Lender in favor of Borrower.

Borrower Representations: In order to induce Lender to enter into this Agreement and to make the Loan, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof:

Use of Proceeds. Borrower agrees that Loan proceeds provided by Lender under this Agreement will be used in accordance with the PPP Loan Program Requirements and Borrower shall not use any part for personal, family or household purposes.

Organization. Borrower is and shall remain throughout the life of the loan duly organized, validly existing, and in good standing under the laws of the state in which it was organized. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having made all necessary filings, and obtained all necessary governmental licenses and approvals for each state in which Borrower is doing business. Borrower

Loan Number:

SBA Loan Number:

has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all applicable laws that apply to Borrower and Borrower’s business activities. The Borrower has not previously operated under another name or a trade name, except as disclosed to the Lender.

Authorization. Execution, delivery and performance of this Agreement by Borrower has been duly authorized by all necessary action on the part of Borrower. Execution of this Agreement does not conflict with, is not a default under, and would not result in a violation of (1) any provision of (a) Borrower’s articles of incorporation or bylaws or other organizational documents, or (b) any agreement or other instrument binding upon Borrower or Borrower’s properties or (2) any applicable law or court order applicable to Borrower or Borrower’s properties.

Legal Effect. This Agreement is a legal, valid and binding obligation of and enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditor’s rights generally and to general principles of equity.

Loan Supporting Documentation. The statements made in the application for the Loan and each and every one of Borrower’s documents furnished to Lender are true, accurate and complete as of the date of such application.

Taxes. All of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided. Borrower acknowledges that the Lender will confirm the eligible loan amount using tax documents submitted. Borrower affirms that the tax documents submitted to Lender are identical to those submitted to the Internal Revenue Service.

Borrower understands, acknowledges, and agrees that the Lender can share the tax information with SBA's authorized representatives, including authorized representatives of the SBA Office of Inspector General for the purpose of compliance with PPP Loan Program Requirements and all SBA reviews.

Borrower understands, acknowledges, and agrees that the Lender can obtain, use and share tax return information for purposes of (i) providing an offer; (ii) originating, maintaining, managing, monitoring, servicing, selling, insuring, and securitizing a loan; (iii) marketing; or (iv) as otherwise permitted by applicable laws, including state and federal privacy and data security laws. “Lender” includes the Lender’s affiliates and agents, service providers and any of aforementioned parties’ successors and assigns.

Lender is required by the Debt Collection Improvement Act of 1996 and by the SBA to comply with the provisions of 31 U.S.C. §3711 and report information relating to the extension of the Loan to consumer or commercial reporting agencies or bureaus, as appropriate (the "Reporting Agencies"). The Borrower acknowledges this requirement and further, by execution of this Agreement, agrees that the Lender may in the future report further information concerning the Loan, including delinquent payments, other Loan defaults, or charge offs to Reporting Agencies. This information may be reflected in reports issued by Reporting Agencies. Further, Borrower acknowledges and agrees that if the Borrower defaults on the SBA-guaranteed Loan and SBA suffers a loss Lender is required to report any Loan charge offs to the Department of Treasury’s delinquent debtor databases, including without limitation, to the Credit Alert Interactive Voice Response System (“CAIVRS”) and Debt Check.

Borrower Covenants and Obligations: In order to induce Lender to enter into this Agreement and to make the Loan, Borrower covenants and agrees that is shall observe and perform all of the following covenants at all times while this Agreement is in effect or any Indebtedness is outstanding:

Borrower Certifications: Borrower certifies in good faith that: (1) It was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors as reported on a Form 1099-MISC; (2) Current economic uncertainty makes this Loan request necessary to support its ongoing operations; (3) Funds will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments and understands that if the funds are knowingly used for unauthorized purposes, the federal government will hold them legally liable such as for charges of fraud; (4) Not more than 25 percent of loan proceeds may be used for non-payroll costs; (5) Borrower will provide documentation to the Lender verifying the number of full-time equivalent employees on payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight- week period following this Loan; (6) Loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities and not more than 25 percent of the forgiven amount may be for non-payroll costs; (7) During the period beginning on February 15, 2020 and ending on December 31, 2020 the applicant has not and will not receive another loan under the PPP; and (8) The information provided in the application and all

Loan Number:

SBA Loan Number:

supporting documents and forms is true and accurate in all material respects and Borrower understands that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000, under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000, and if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than 30 years and/or a fine of not more than $1 million.

Borrower further certifies that (1) Borrower is eligible to receive a loan under the rules in effect at the time the loan is made that have been issued by the Small Business Administration (SBA) implementing the Paycheck Protection Program under Division A, Title I of the CARES Act (the Paycheck Protection Program Rule); (2) Borrower (1) is an independent contractor, eligible self- employed individual, or sole proprietor or (2) employs no more than the greater of 500 or employees or, if applicable, the size standard in number of employees established by the SBA in 13 C.F.R. 121.201 for the Applicant’s industry; (3) All SBA loan proceeds will be used only for business-related purposes as specified in the loan application and consistent with the Paycheck Protection Program Rule; (4) Borrower is not engaged in any activity that is illegal under federal, state or local law; and 5) Any loan received by the Borrower under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying payroll costs and other allowable uses loans under the Paycheck Protection Program Rule.

Compliance with Applicable Law. Borrower shall comply in all material respects with all applicable laws, statutes, codes, rules, regulations, orders, approvals, decisions, judgments and decrees applicable to it and any of its businesses, and pay, before they become delinquent, all taxes, assessments, and governmental charges imposed upon it or upon any of its property,

Change in Business. Borrower shall not, without Lender's prior written consent, (i) engage in any business activities substantially different from those in which Borrower is currently engaged, or (ii) cease operations, dissolve, liquidate, consolidate with any entity, change its name (other than its trade name), or transfer or sell substantially all of its assets outside of the ordinary course of business.

Additional Assurances. Borrower shall make, execute and deliver to Lender such promissory notes, assignments, amendments, documents, approvals, consents and other agreements as Lender or its attorneys may reasonably request to (i) evidence the Loan, (ii) verify the identity of the Borrower in accordance with applicable law, (iii) facilitate the ACH debit of Borrower’s Account, and (iv) correct any drafting errors in the Agreement.

Financial Statements; Other Information. Borrower agrees to furnish or cause to be furnished to Lender, within ten (10) days after Lender’s request, financial statements of Borrower, including, but not limited to, balance sheet, cash flow statement, and contingent liability statement prepared in accordance with generally accepted accounting principles consistently applied.

Events of Default

Payment Default. Borrower fails to make any payment to Lender when due and such failure continues for ten (10) days.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made to Lender by Borrower or on Borrower’s behalf under this Agreement is false or misleading in any material respect.

Insolvency. The dissolution, termination or insolvency of Borrower or the death of any principal of Borrower, including the appointment of a receiver for any part of such party’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws (federal or state) by or against any such party.

Upon the occurrence of any Event of Default, except where otherwise provided in this Agreement, all commitments and obligations of Lender under this Agreement or any other agreement between Lender and Borrower will terminate immediately and, at Lender’s option, all Indebtedness will become immediately due and payable, all without notice of any kind to Borrower, except in the case of an Insolvency of Borrower, such acceleration shall be automatic and not optional. In addition, Lender may exercise any and all other rights and remedies available at law, in equity or otherwise. An election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to accelerate the Indebtedness and otherwise to exercise its rights and remedies.

Governing Law, Venue and Waiver of Jury Trial

ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY.

Loan Number:

SBA Loan Number:

This Agreement shall be governed by and construed in accordance with applicable federal law and (to the extent not preempted by federal law) Florida law, without regard to its conflict of laws principles. Borrower understands and agrees that (i) Lender is located in Florida, (ii) Lender makes all credit decisions from Lender’s office in Florida, (iii) ) this Agreement is formed and fully binding only when Lender receives Borrower’s signed Agreement and fully executes it in Florida, and (iv) Lender does not accept Borrower’s payments until Lender receives the payments in Florida. Borrower and Lender agree that any action or proceeding (whether in contract, tort or otherwise) arising out of or in connection with this Agreement or related to the transactions and relationships among the parties to the Agreement, shall be commenced exclusively in a court of competent jurisdiction in Miami-Dade County, Florida or in U.S. District Court for the Southern District of Florida, Miami Division, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to Borrower, or as otherwise provided by the laws of the State of Florida or the United States of America. Borrower and Lender expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such courts, and each party hereby waives any objection which such party may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens.

When SBA is the holder, this Agreement will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and any other purposes. By using any such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

Miscellaneous Provisions

Amendments. This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the parties sought to be charged or bound by the alteration or amendment. THIS IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWER AND SUCH WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN LENDER AND BORROWER.

The Lender shall not by any act (except by a written instrument pursuant to the immediately preceding paragraph), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

Consent to Loan Assignment and Participation. Borrower agrees and consents to Lender’s sale or transfer of all or any portion of the Loan or one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Borrower also agrees that the purchasers of the Loan or any such participation interests will have all the rights granted under the assignment or participation agreement or such other agreements governing the sale of the Loan or any such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of the Loan or such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of the Loan or such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Indebtedness. As used in this Agreement, the word “Indebtedness” means all of the principal amount of the Loan outstanding from time to time, all accrued unpaid interest thereon, all fees payable by Borrower to Lender, and all collection costs and legal expenses related thereto (including attorneys' fees) that are incurred by Lender and are permitted by applicable law, arising under this Agreement.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by applicable law, the illegality, invalidity or unenforceability of any provision of this

Loan Number:

SBA Loan Number:

Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates. This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights hereunder without the prior written consent of Lender.

Borrower will not, without Lender’s consent, changes its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign any of Borrower’s rights or obligations under this Agreement or any interest therein, without the prior written consent of Lender.

Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the address of the party by hand or by a nationally recognized courier service or (b) sent by e-mail, in each case to the following addresses or e-mail addresses designated below (or to such other address, facsimile number or e-mail address as a party may designate by notice to the other parties):

Company name, address and contact email

BankUnited, N.A,

SBF Specialized Servicing

7815 NW 148 Street

Miami Lakes, FL 33016

SBF-SpecializedServicing@BankUnited.Com

Each party hereto agrees that service of process upon such party at the address referred to above, together with written notice of such service to such party, shall be deemed effective service of process on such party.

Borrower shall execute and deliver such additional documents or deliver any other data, reports, statements and information (financial or otherwise), as Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. BORROWER HAS HAD THE OPPORTUNITY TO SEEK LEGAL COUNSEL PRIOR TO EXECUTING THIS BUSINESS LOAN AGREEMENT.

By: ____________________________

Name:

Title: Authorized Representative of Applicant

Date: ___________________________

BANKUNITED, N.A.

By: ____________________________

Title: Authorized Signatory

Date: ___________________________

Loan Number:

SBA Loan Number: